UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2014

Knoll, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-12907

Delaware	13-3873847
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041

(Address of principal executive offices, including zip code)

(215) 679-7991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 3, 2014, Knoll, Inc. (“Knoll”) completed the acquisition of all of the issued and outstanding shares of the capital stock of Holly Hunt Enterprises, Inc., an Illinois corporation, and all of the issued and outstanding membership interests of HHM1 LLC, an Illinois limited liability company (together, the “Companies”), pursuant to a Securities Purchase Agreement, dated as of February 3, 2014, by and among Knoll, the Companies, the shareholders of Holly Hunt Enterprises, Inc., and the members of HHM1 LLC (the “Agreement”).

The purchase price for the acquisition was $95.0 million in cash, plus certain contingent payouts of up to $16 million in the aggregate based on the future performance of the business, as more fully described in the Agreement.

Pursuant to the terms of the Agreement, Holly Hunt, the CEO and founder of the Companies, has entered into an employment agreement with Holly Hunt Enterprises, Inc., at closing, whereby Ms. Hunt will continue to be employed as CEO.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement that is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated by reference into this report. The Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual information about Knoll or the Companies. The representations, warranties and covenants contained in the Agreement are made only for purposes of that agreement and as of the specific dates set forth therein, are solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Knoll or the Companies or any of their respective subsidiaries or affiliates.

A press release announcing the acquisition and its completion is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.01.    Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above regarding the Agreement and the acquisition of the Companies is incorporated by reference into this Item 2.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 31, 2014 and February 3, 2014, Knoll borrowed approximately $95 million in the aggregate under its Amended and Restated Credit Agreement, dated February 3, 2012, among Knoll, its domestic subsidiaries, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers, JPMorgan Chase Bank, N.A., as Syndication Agent, and the other lenders party thereto (the “Credit Agreement”). The $95 million was used to fund the purchase price for the acquisition of Holly Hunt Enterprises, Inc., and HHM1 LLC, described in Item 2.01 above.

As of January 30, 2014, Knoll had approximately $221 million in outstanding indebtedness under the Credit Agreement. On February 3, 2014, after giving effect to the $95 million in borrowings, there was approximately $316 million outstanding under the Credit Agreement with approximately $128 million in additional availability under the Credit Agreement.

Borrowings under the Credit Agreement may be repaid at any time, but no later than February 3, 2017. Interest on borrowings under the Credit Agreement accrue, at Knoll’s election, at (i) the Eurocurrency rate (as defined in the Credit Agreement), plus additional percentage points based on Knoll’s leverage ratio or (ii) the Base Rate (a rate based on the prime rate announced from time-to-time by Bank of America, N.A., or the Federal Reserve System’s federal funds rate; Base Rate is defined in detail in the Credit Agreement), plus additional percentage points based on Knoll’s leverage ratio.

Repayments under the Credit Agreement can be accelerated by the lenders upon the occurrence of certain events of default, including, without limitation, a failure to pay any principal, interest or other amounts in respect of loans when due, breach by Knoll (or its subsidiaries) of any of the covenants or representations contained in the Credit Agreement or related loan documents, failure of Knoll (or its material subsidiaries) to pay any amounts owed with respect to other significant indebtedness of Knoll or such subsidiary, or a bankruptcy event with respect to Knoll or any of its material subsidiaries.

The indebtedness incurred under the Credit Agreement is secured by substantially all of Knoll’s tangible and intangible assets, including, without limitation, Knoll’s intellectual property. Knoll’s wholly-owned subsidiaries, Knoll Overseas, Inc., Spinneybeck Enterprises, Inc., Edelman Leather, LLC, Knoll Middle East, LLC, and Richard Schultz Design, LLC, have also guaranteed Knoll’s obligations under the Credit Agreement and pledged substantially all of their tangible and intangible assets as security for their obligations under such guarantee. As additional security for the indebtedness incurred under the Credit Agreement, Knoll, Knoll Overseas, Inc. and Spinneybeck Enterprises, Inc. have pledged the equity of their U.S. subsidiaries and a portion of the equity of certain of their first-tier international subsidiaries. Holly Hunt Enterprises, Inc., and HHM1 LLC will join as guarantors under the Credit Agreement and their tangible and intangible assets will be pledged to the lenders as collateral thereunder.

The Credit Agreement was previously filed with the Securities and Exchange Commission as Exhibit 10.1 to Knoll’s Current Report on Form 8-K filed on February 7, 2012 (the “February 8-K”). More details on the terms of payment and other material terms relating to the borrowings under the Credit Agreement are as described in the February 8-K. The above summary of the Credit Agreement and its terms and conditions is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached to the February 8-K as Exhibit 10.1, and incorporated by reference herein.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our Executive Vice President and former Chief Financial Officer, Barry L. McCabe, has elected to retire from Knoll effective March 1, 2014.

Item 9.01.                    Financial Statements and Exhibits

(d) Exhibits

2.1

Securities Purchase Agreement, dated as of February 3, 2014, by and among Knoll, Inc., Holly Hunt Enterprises, Inc., HHM1 LLC, the shareholders of Holly Hunt Enterprises, Inc., and the members of HHM1 LLC (schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); Knoll, Inc. agrees to furnish supplementally a copy of such schedules and/or exhibits to the Securities and Exchange Commission upon request)

99.1	Press Release, dated February 3, 2014, announcing the acquisition of Holly Hunt

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date:	February 3, 2014	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-2.1

Securities Purchase Agreement, dated as of February 3, 2014, by and among Knoll, Inc., Holly Hunt Enterprises, Inc., HHM1 LLC, the shareholders of Holly Hunt Enterprises, Inc., and the members of HHM1 LLC

EX-99.1	Press Release, dated February 3, 2014, announcing the acquisition of Holly Hunt